UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

September 14, 2018

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01OTHER EVENTS

2025 Notes Pricing

On September 14, 2018, Enova International, Inc. (the “Company”) issued a press release regarding the pricing of its previously announced offering of $375 million in aggregate principal amount of senior notes due 2025. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

2021 Notes Tender Offer Results

On September 18, 2018, the Company issued a press release announcing the results of its cash tender offer (the “Tender Offer”) to purchase any and all of the outstanding aggregate principal amount of the 9.75% senior unsecured notes due 2021 (the “2021 Notes”). At the time of expiration of the Tender Offer (the “Expiration Time”), $178,505,000 aggregate principal amount of the 2021 Notes (60.51%) was validly tendered and not validly withdrawn, which did not include $106,000 aggregate principal amount of the 2021 Notes that remain subject to guaranteed delivery procedures. The Company expects to accept for payment all such 2021 Notes validly tendered and not validly withdrawn in the Tender Offer as of the Expiration Time and make payment for such 2021 Notes on September 19, 2018. Any 2021 Notes that remain outstanding following the guaranteed delivery settlement date on September 20, 2018, will be redeemed on October 11, 2018, pursuant to the notice of conditional redemption issued on September 11, 2018. The full text of the press release is filed as Exhibit 99.2 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description
99.1	Enova International, Inc. press release dated September 14, 2018
99.2	Enova International, Inc. press release dated September 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: September 18, 2018	By:	/s/ Steven E. Cunningham
Steven E. Cunningham
Chief Financial Officer